As filed with the Securities and Exchange Commission on April 17, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ImmunityBio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	43-1979754
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3530 John Hopkins Court

San Diego, California 92121

(844) 696-5235

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard Adcock

Chief Executive Officer and President

3530 John Hopkins Court

San Diego, California 92121

(844) 696-5235

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Thomas E. Hornish Wilson Sonsini Goodrich & Rosati, Professional Corporation 12235 El Camino Real San Diego, CA 92130-3002 (858) 350-2300	Jason Liljestrom General Counsel and Corporate Secretary ImmunityBio, Inc. 3530 John Hopkins Court San Diego, California 92121 (844) 696-5235

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

Pursuant to Rule 415 (a)(6), the securities being registered hereunder include $208,785,011 of unsold securities which remain unsold as of the date hereof (collectively, the “Unsold Securities”) previously registered by the registrants’ registration statement on Form S-3 (File No. 333-255699), as amended by Post-Effective Amendment No. 1 on Form S-3, Post-Effective Amendment No. 2 on Form S-3, and Post-Effective Amendment No. 3 on Form S-3), which was originally filed with the SEC on April 30, 2021 (the “Prior Registration Statement”). The aggregate filing fee paid in connection with such Unsold Securities was $22,778.44. Pursuant to Rule 415(a)(6) under the Securities Act, (i) the registration fee applicable to the Unsold Securities is being carried forward to this registration statement and will continue to be applied to the Unsold Securities, and (ii) the offering of the Unsold Securities registered on the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

EXPLANATORY NOTE

This registration statement contains two prospectuses:

•

a base prospectus that covers the offering, issuance and sale by us of an indeterminate amount of common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units from time to time in one or more offerings; and

•

a sale agreement prospectus regarding an open market sale agreement that covers the offer and sale by us of shares of our common stock having an aggregate offering price of up to $300,785,011 from time to time under an open market sale agreement with Jefferies LLC, dated April 30, 2021.

The base prospectus immediately follows this explanatory note. The specific terms of any securities to be offered pursuant to the base prospectus, other than the shares under the open market sale agreement, will be specified in a prospectus supplement to the base prospectus. The specific terms of the securities to be issued and sold under the open market sale agreement are specified in the open market sale agreement prospectus that immediately follows the base prospectus.

PROSPECTUS

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

We may from time to time, in one or more offerings, offer and sell common stock, preferred stock, debt securities, depositary shares, warrants to purchase common stock, preferred stock or debt securities, subscription rights, purchase contracts or any combination of the foregoing, either individually or as units comprised of one or more of the other securities.

This prospectus provides a general description of the securities we may offer. This prospectus may not be used to sell securities unless accompanied by a prospectus supplement, which will describe the method and the terms of the offering. We will provide you with the specific amount, price and terms of the applicable offered securities in one or more supplements to this prospectus. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. A prospectus supplement and any free writing prospectus may also add, update or change information contained in this prospectus with respect to that offering. You should read this prospectus, the information and documents incorporated, or deemed to be incorporated, by reference in this prospectus, and any applicable prospectus supplement and any related free writing prospectus carefully before you purchase any of our securities offered hereby.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.” On April 12, 2024, the closing price on The Nasdaq Global Select Market was $5.11 per share. There is currently no market for the other securities we may offer.

Investing in our securities involves risks. Please carefully read the information under the headings “Risk Factors” beginning on page 6 of this prospectus and in any similar section contained in or incorporated by reference herein or in the applicable prospectus supplement, and “Item 1A – Risk Factors” of our most recent report on Form 10-K or 10-Q that is incorporated by reference in this prospectus before you invest in our securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

These securities may be offered and sold to or through one or more underwriters, dealers and agents, or directly to purchasers, or through a combination of these methods. If underwriters, dealers, or agents are used to sell the securities, we will name them and describe their compensation in a prospectus supplement. See the sections of this prospectus titled “About this Prospectus” and “Plan of Distribution” for more information. No securities may be sold without delivery of this prospectus and the applicable prospectus supplement describing the method and terms of the offering of such securities.

The date of this prospectus is April 17, 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933 as amended (the “Securities Act”), using a “shelf” registration process. By using a shelf registration statement, we may sell securities from time to time and in one or more offerings as described in this prospectus. Each time that we offer and sell securities pursuant to this prospectus, we will provide a prospectus supplement to this prospectus that contains specific information about the securities being offered and sold and the specific terms of that offering and, to the extent appropriate, any updates to the information about us contained in this prospectus. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. The prospectus supplement may also add, update or change information contained in this prospectus with respect to that offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement and any related free writing prospectus, you should rely on the applicable prospectus supplement and any related free writing prospectus. Before purchasing any securities, you should carefully read both this prospectus, the applicable prospectus supplement and any related free writing prospectus, together with the additional information described under the headings “Where You Can Find Additional Information” and “Incorporation by Reference.”

We have not authorized anyone to provide you with any information or to make any representations other than those contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any free writing prospectus prepared by or on behalf of us or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, the applicable prospectus supplement to this prospectus and any related free writing prospectus is accurate as of the date on its respective cover or as otherwise specified therein and that any information incorporated by reference is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates. This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. Although we are not aware of any misstatements regarding the market and industry data presented in this prospectus and the documents incorporated by reference in this prospectus, these estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” contained or incorporated by reference in this prospectus, the applicable prospectus supplement and any related free writing prospectus and under similar headings in other documents that are incorporated by reference into this prospectus or the applicable prospectus supplement. Accordingly, investors should not place undue reliance on this information.

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PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in our securities, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors” and the financial statements and related notes and other information that we incorporate by reference herein, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. Unless the context indicates otherwise, references in this prospectus to “ImmunityBio, Inc.,” “ImmunityBio,” “we,” “our” and “us” refer, collectively, to ImmunityBio, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

Our Business

We are an integrated clinical-stage biotechnology company discovering, developing, and commercializing next-generation immuno- and cellular therapies that bolster the natural immune system to drive and sustain an immune response. Using our proprietary platforms that amplify both the innate and adaptive branches of the immune system, our teams of clinical, scientific, and manufacturing experts, advance novel therapies and vaccines aimed at defeating urologic and other cancers, as well as infectious diseases. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, N-803 (“Anktiva”), our lead biologic commercial product candidate, has received Breakthrough Therapy and Fast Track designations and is currently under review by the U.S. Food and Drug Administration (the “FDA”) for treatment in combination with bacillus Calmette-Guérin (“BCG”) of patients with BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”) with or without Ta or T1 disease and has a new user fee goal date (PDUFA date) of April 23, 2024.

Our platforms and their associated product candidates are designed to attack cancer and infectious pathogens by activating both the innate immune system, including natural killer (“NK”) cells, dendritic cells, and macrophages, as well as the adaptive immune system comprising B and T cells,—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally-infected. Our ultimate goal is to overcome the limitations of current treatments, such as checkpoint inhibitors, and/or reduce the need for standard high-dose chemotherapy in cancer by employing this coordinated approach to establish “immunological memory” that confers long-term benefit for the patient.

Our proprietary platforms for the development of biologic product candidates include: (i) antibody-cytokine fusion proteins, (ii) DNA, RNA, and recombinant protein vaccines, and (iii) cell therapies. These platforms have generated 9 novel therapeutic agents for which clinical trials are either underway or planned in solid and liquid tumors. Specifically, our clinical focus includes bladder, lung, and colorectal cancers and glioblastoma multiforme (“GBM”), which are among the most frequent and lethal cancer types, and where there are high failure rates for existing standards of care or no available effective treatment.

Our lead biologic commercial product candidate Anktiva® is an IL-15 superagonist antibody-cytokine fusion protein. In May 2022, we announced the submission of a Biologics License Application (“BLA”) to the FDA for Anktiva in combination with BCG for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without Ta or T1 disease. On May 9, 2023, the FDA delivered a complete response letter (“CRL”) to us regarding the BLA filed in May 2022, indicating that the FDA had determined that it could not approve the original BLA submission in its initial form, and the FDA made recommendations to address the issues raised. The deficiencies in the CRL related to the FDA’s pre-license inspection of the company’s third-party contract manufacturing organizations (“CMOs”), among other items. Satisfactory resolution of the observations noted at the pre-license inspection would be required before the BLA could be approved. At the time, the FDA further provided recommendations specific to additional Chemistry, Manufacturing and Controls (“CMC”) issues and assays to be resolved. The CRL did not request new preclinical studies or Phase III clinical trials to evaluate safety or efficacy. The FDA requested that the company provide updated duration of response data for the efficacy population as identified by the FDA in the company’s resubmission, as well as a safety update.

On October 23, 2023, we announced that we had completed the resubmission of the BLA addressing the issues in the CRL. As part of our resubmission, we provided an update of the duration of response regarding the responders identified by the FDA in the efficacy population for BCG unresponsive subjects with high-risk CIS disease. On October 26, 2023, we announced that the FDA had accepted our BLA resubmission for review and considered it as a complete response to the CRL. The FDA has set a new user fee goal date (PDUFA date) of April 23, 2024. While we believe the BLA resubmission addresses the issues identified in the CRL, there is no guarantee that the FDA will ultimately agree that such issues have been successfully addressed and resolved. It is unclear when the FDA will approve our BLA, if at all.

Our Strategy

We seek to become a leading global immunological therapeutics company by creating next-generation immuno- and cell therapies to address serious unmet needs within urologic and other cancers as well as infectious diseases. To achieve this goal, the key elements of our strategy include:

•

advancing the approval and commercialization of our lead IL-15 superagonist antibody-cytokine fusion protein, N-803, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;

•	continuously scrutinizing our clinical pipeline;

•	accelerating product candidates generated from our immunotherapy platforms with registrational intent to address difficult-to-treat oncological and infectious disease indications;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to optimize responses of the innate and adaptive immune systems to generate cellular memory against multiple tumor types and infectious diseases;

•	investing in our discovery, development, and manufacturing capabilities for our next-generation product candidates in both oncology and infectious disease; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to reach global scale efficiently.

Corporate Information

ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest, Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.

NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).

On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement providing for the combination of the two companies (the Merger), with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the Merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.

ImmunityBio, Inc. is incorporated in Delaware and its principal executive offices are located in San Diego, California at 3530 John Hopkins Court, San Diego, California 92121. Our telephone number is (844) 696-5235. Our website address is https://www.immunitybio.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and you should not consider information on, or that can be accessed through, our website to be part of this prospectus. Inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

We use ImmunityBio, the ImmunityBio logo, and other marks as trademarks in the United States and other countries. This prospectus, the accompanying prospectus supplement and the other documents incorporated by reference contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, the accompanying prospectus supplement and the other documents incorporated by reference, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates was less than $700 million as of June 30 of our prior fiscal year and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as of June 30 of our prior fiscal year. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

The Securities That May Be Offered

We may offer or sell common stock, preferred stock, depositary shares, debt securities, warrants, subscription rights, purchase contracts and units in one or more offerings individually or in any combination as units comprised of one or more of the other securities. Each time securities are offered with this prospectus, we will provide a prospectus supplement that will describe the specific amounts, prices and terms of the securities being offered and the net proceeds we expect to receive from that sale.

The securities may be sold to or through underwriters, dealers or agents or directly to purchasers or as otherwise set forth in the section of this prospectus captioned “Plan of Distribution.” We, as well as any of our agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of securities. Each prospectus supplement will set forth the names of any underwriters, dealers, agents or other entities involved in the sale of securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

Common Stock

We may offer shares of our common stock, par value $0.0001 per share, either alone or underlying other registered securities convertible into our common stock. Holders of our common stock are entitled to receive dividends declared by our board of directors out of funds legally available for the payment of dividends, subject to rights, if any, of preferred stockholders. We have not paid dividends in the past and have no current plans to pay dividends. Each holder of common stock is entitled to one vote per share. The holders of common stock have no preemptive rights.

Preferred Stock

Our board of directors has the authority, subject to limitations prescribed by Delaware law, to issue preferred stock in one or more series, to establish from time to time the number of shares to be included in each series, and to fix the designation, powers, preferences and rights of the shares of each series and any of its qualifications, limitations or restrictions, in each case without further vote or action by our stockholders. Each series of preferred stock offered by us will be more fully described in the particular prospectus supplement that will accompany this prospectus, including redemption provisions, rights in the event of our liquidation, dissolution or winding up of our company, voting rights and rights to convert into common stock.

Debt Securities

We may offer secured or unsecured obligations in the form of one or more series of senior or subordinated debt. The senior debt securities and the subordinated debt securities are together referred to in this prospectus as the “debt securities.” The subordinated debt securities generally will be entitled to payment only after payment of our senior debt. Senior debt generally includes all debt for money borrowed by us, except debt that is stated in the instrument governing the terms of that debt to be not senior to, or to have the same rank in right of payment as, or to be expressly junior to, the subordinated debt securities. We may issue debt securities that are convertible into shares of our common stock.

The debt securities will be issued under an indenture, as supplemented by a resolution of our board of directors, an officer’s certificate or a supplemental indenture, between us and a trustee. We have summarized the general features of the debt securities to be governed by the indenture in this prospectus and the form of indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. We encourage you to read the indenture.

Depositary Shares

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock.

Warrants

We may offer warrants for the purchase of common stock, preferred stock, debt securities or depositary shares. We may offer warrants independently or together with other securities.

Subscription Rights

We may offer subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering.

Purchase Contracts

We may offer purchase contracts, including contracts obligating holders or us to purchase from the other a specific or variable number of securities at a future date or dates.

Units

We may offer units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit we may issue will be issued so that the holder of the unit is also the holder of each security included in the unit.

RISK FACTORS

An investment in our securities involves a high degree of risk. The prospectus supplement applicable to each offering of our securities will contain a discussion of the risks applicable to an investment in our securities. Prior to making a decision about investing in our securities, you should carefully consider the specific factors discussed under the section in the applicable prospectus supplement and any related free writing prospectus captioned “Risk Factors,” together with all of the other information contained or incorporated by reference in the prospectus supplement or appearing or incorporated by reference in this prospectus. You should also consider the risks, uncertainties and assumptions discussed under “Part I—Item 1A—Risk Factors” of our most recent Annual Report on Form 10-K, which is incorporated herein by reference, as may be amended, updated, supplemented or superseded from time to time by annual, quarterly and other reports we file with the SEC in the future and any prospectus supplement related to a particular offering. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. See “Where You Can Find More Information” and “Incorporation by Reference.”

FORWARD-LOOKING STATEMENTS

This prospectus, each prospectus supplement and the information incorporated by reference in this prospectus and each prospectus supplement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements that are not historical facts and can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “schedule,” “goal,” “predicts,” “projects,” “seek,” “should,” “potential,” or “continue,” or the negative of such terms and other same terminology. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those statements appear in this prospectus, any accompanying prospectus supplement and the documents incorporated herein and therein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks including business, regulatory, economic and competitive risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject as of a specific time period. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements include, but are not limited to, statements concerning the following:

•	our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;

•	our ability to obtain additional financing to fund our operations and complete the development and commercialization of our various product candidates;

•	whether or not the FDA will ultimately determine that the BLA resubmission and related actions successfully address and resolve the issues identified in the CRL;

•	our ability, and the ability of our third-party CMOs, to adequately address the issues raised in the FDA’s CRL;

•	whether the FDA approval milestone after which Oberland Capital Management LLC and its affiliates (“Oberland”) may purchase $100.0 million in Revenue Interests will be achieved and, even if the milestone is achieved, whether Oberland will actually purchase such interests and fund such $100.0 million payment;

•

our ability to meet our payment obligations under the Revenue Interest Purchase Agreement (the “RIPA”) and to service the interest on our related-party promissory notes and repay such notes, to the extent required;

•	our ability to comply with the terms, conditions, covenants, restrictions, and obligations set forth in the RIPA and related transaction documents;

•	our expectations regarding the potential benefits of our strategy and technology;

•	our ability to forecast operating results and make period-to-period comparisons predictive of future performance due to fluctuations in warrant values;

•	our expectations regarding the operation and effectiveness of our product candidates and related benefits;

•	our ability to utilize multiple modes to induce cell death;

•	our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;

•	details regarding our strategic vision and planned product candidate pipeline;

•

our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;

•	the timing of the development and commercialization of our product candidates;

•

our expectations regarding our ability to utilize the Phase I/II aNK and haNK® clinical trials data to support the development of our product candidates, including our haNK, taNK, t-haNK™, MSC, and M-ceNK™ product candidates;

•

our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including Anktiva, hAd5 and saRNA constructs, and PD-L1 t-haNK and M-ceNK;

•

the timing or likelihood of regulatory filings or other actions and related regulatory authority responses, including any planned investigational new drug, BLA or New Drug Application filings or pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy designations;

•

our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;

•	the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•	the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;

•	our ability to attract additional third-party collaborators;

•	our expectations regarding the ease of administration associated with our product candidates;

•	our expectations regarding patient compatibility associated with our product candidates;

•	our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;

•	our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols related to such trials;

•	our ability to produce an antibody-cytokine fusion protein, a DNA, RNA, or recombinant protein vaccine, or a cell therapy;

•

our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our third-party CMOs’ abilities to follow current Good Manufacturing Practice standards to scale up the production of our product candidates;

•	our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in-house;

•

our belief in the potential of our antibody-cytokine fusion proteins, DNA, RNA, or recombinant protein vaccines, or cell therapies, and the fact that our business is based upon the success individually and collectively of these platforms;

•

our belief regarding the magnitude or duration for additional clinical testing of our antibody-cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, or cell therapies, along with other product candidate families;

•

even if we successfully develop and commercialize specific product candidates like our N-803 or PD-L1 t-haNK, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;

•	the ability to obtain and maintain regulatory approval of any of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to commercialize any approved products;

•	the rate and degree of market acceptance of any approved products;

•	our ability to attract and retain key personnel;

•	the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;

•	our ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for our product candidates and technologies;

•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product candidates and technology;

•	any government shutdown, which could adversely affect the U.S. and global economies, and materially and adversely affect our business and/or our BLA submission;

•	the impact on us, if any, if the contingent value rights held by former Altor BioScience, LLC stockholders become due and payable in accordance with their terms; and

•	regulatory developments in the U.S. and foreign countries.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may materially differ from the projections.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities as set forth in the applicable prospectus supplement.

DESCRIPTION OF CAPITAL STOCK

The description of our capital stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, is incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a supplement to this prospectus. We will also indicate in the supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a supplement to this prospectus, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us and a trustee to be named in a prospectus supplement. We have summarized select portions of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part and you should read the indenture for provisions that may be important to you. In the summary below, we have included references to the section numbers of the indenture so that you can easily locate these provisions. Capitalized terms used in the summary and not defined herein have the meanings specified in the indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in a resolution of our board of directors, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in a prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•	any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within

•	which, the price or prices at which and the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the events of default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or currencies or a foreign currency unit or units, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or currencies or a foreign currency unit or units, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of a clearing agency registered under the Exchange Act, which we refer to as the depositary, or a nominee of the depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth under the heading “Global Debt Securities and Book-Entry System” below, book-entry debt securities will not be issuable in certificated form.

Certificated Debt Securities

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Global Debt Securities and Book-Entry System

Each global debt security representing book-entry debt securities will be deposited with, or on behalf of, the depositary, and registered in the name of the depositary or a nominee of the depositary.

Covenants

We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.

No Protection in the Event of a Change of Control

Unless we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions which may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) which could adversely affect holders of debt securities.

Consolidation, Merger and Sale of Assets

We may not consolidate with or merge with or into, or convey, transfer or lease all or substantially all of our properties and assets to any person, which we refer to as a successor person, unless:

•

we are the surviving corporation or the successor person (if other than us) is a corporation organized and validly existing under the laws of any U.S. domestic jurisdiction and expressly assumes our obligations on the debt securities and under the indenture; and

•	immediately after giving effect to the transaction, no Default or Event of Default, shall have occurred and be continuing.

Notwithstanding the above, any of our subsidiaries may consolidate with, merge into or transfer all or part of its properties to us.

Events of Default

“Event of Default” means with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and continuance of such default for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity;

•

default in the performance or breach of any other covenant or warranty by us in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee, or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us; and

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any Default or Event of Default within 30 days of becoming aware of the occurrence of such Default or Event of Default, which notice will describe in reasonable detail the status of such Default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities of any series has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities of that series, have been cured or waived as provided in the indenture. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense which might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a Default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall send to each securityholder of the securities of that series notice of a Default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such Default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security:

•	to cure any ambiguity, defect or inconsistency;

•	to comply with covenants in the indenture described above under the heading “Consolidation, Merger and Sale of Assets”;

•	to provide for uncertificated securities in addition to or in place of certificated securities;

•	to add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	to surrender any of our rights or powers under the indenture;

•	to add covenants or events of default for the benefit of the holders of debt securities of any series;

•	to comply with the applicable procedures of the applicable depositary;

•	to make any change that does not adversely affect the rights of any holder of debt securities;

•	to provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

to effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all debt securities of that series waive our compliance with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may be discharged from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so discharged upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants

The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “Consolidation, Merger and Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a Default or an Event of Default with respect to the debt securities of that series.

We refer to this as covenant defeasance. The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than U.S. dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities;

•	such deposit will not result in a breach or violation of, or constitute a default under the indenture or any other agreement to which we are a party;

•	no Default or Event of Default with respect to the applicable series of debt securities shall have occurred or is continuing on the date of such deposit; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

No Personal Liability of Directors, Officers, Employees or Stockholders

None of our past, present or future directors, officers, employees or stockholders, as such, will have any liability for any of our obligations under the debt securities or the indenture or for any claim based on, or in respect or by reason of, such obligations or their creation. By accepting a debt security, each holder waives and releases all such liability. This waiver and release is part of the consideration for the issue of the debt securities. However, this waiver and release may not be effective to waive liabilities under U.S. federal securities laws, and it is the view of the SEC that such a waiver is against public policy.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to the indenture, the debt securities or the transactions contemplated thereby.

The indenture will provide that any legal suit, action or proceeding arising out of or based upon the indenture or the transactions contemplated thereby may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the City of New York, and we, the trustee and the holder of the debt securities (by their acceptance of the debt securities) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The indenture will further provide that service of any process, summons, notice or document by mail (to the extent allowed under any applicable statute or rule of court) to such party’s address set forth in the indenture will be effective service of process for any suit, action or other proceeding brought in any such court. The indenture will further provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the courts specified above and irrevocably and unconditionally waive and agree not to plead or claim any such suit, action or other proceeding has been brought in an inconvenient forum.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, or depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the applicable prospectus supplement, of a share of a particular series of preferred stock. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights include dividend, voting, redemption, conversion and liquidation rights.

The shares of preferred stock underlying the depositary shares will be deposited with a bank or trust company selected by us to act as depositary under a deposit agreement between us, the depositary and the holders of the depositary receipts. The depositary will be the transfer agent, registrar and dividend disbursing agent for the depositary shares.

The depositary shares will be evidenced by depositary receipts issued pursuant to the depositary agreement. Holders of depositary receipts agree to be bound by the deposit agreement, which requires holders to take certain actions such as filing proof of residence and paying certain charges.

The summary of terms of the depositary shares contained in this prospectus is not complete. You should refer to the form of the deposit agreement, our certificate of incorporation and the certificate of designation for the applicable series of preferred stock that are, or will be, filed with the SEC.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions, if any, received in respect of the preferred stock underlying the depositary shares to the record holders of depositary shares in proportion to the numbers of depositary shares owned by those holders on the relevant record date. The relevant record date for depositary shares will be the same date as the record date for the underlying preferred stock.

If there is a distribution other than in cash, the depositary will distribute property (including securities) received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, adopt another method for the distribution, including selling the property and distributing the net proceeds from the sale to the holders.

Liquidation Preference

If a series of preferred stock underlying the depositary shares has a liquidation preference, in the event of the voluntary or involuntary liquidation, dissolution or winding up of us, holders of depositary shares will be entitled to receive the fraction of the liquidation preference accorded each share of the applicable series of preferred stock, as set forth in the applicable prospectus supplement.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts. Holders of preferred stock thus withdrawn may not thereafter deposit those shares under the deposit agreement or receive depositary receipts evidencing depositary shares therefor.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the monies payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action that may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent that it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of the Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay transfer, income and other taxes and governmental charges and such other charges (including those in connection with the receipt and distribution of dividends, the sale or exercise of rights, the withdrawal of the preferred stock and the transferring, splitting or grouping of depositary receipts) as are expressly provided in the deposit agreement to be for their accounts. If these charges have not been paid by the holders of depositary receipts, the depositary may refuse to transfer depositary shares, withhold dividends and distributions and sell the depositary shares evidenced by the depositary receipt.

Amendment and Termination of the Deposit Agreement

The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares, other than fee changes, will not be effective unless the amendment has been approved by the holders of a majority of the outstanding depositary shares. The deposit agreement may be terminated by the depositary or us only if:

•	all outstanding depositary shares have been redeemed; or

•	there has been a final distribution of the preferred stock in connection with our dissolution and such distribution has been made to all the holders of depositary shares.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of such appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having the requisite combined capital and surplus as set forth in the applicable agreement.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, that are delivered to the depositary and that we are required to furnish to the holders of the preferred stock. In addition, the depositary will make available for inspection by holders of depositary receipts at the principal office of the depositary, and at such other places as it may from time to time deem advisable, any reports and communications we deliver to the depositary as the holder of preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either is prevented or delayed by law or any circumstance beyond its control in performing its obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent to give such information and on documents believed to be genuine and to have been signed or presented by the proper party or parties.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase debt securities, preferred stock or common stock. We may offer warrants separately or together with one or more additional warrants, debt securities, preferred stock or common stock, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. If we issue warrants as part of a unit, the applicable prospectus supplement will specify whether those warrants may be separated from the other securities in the unit prior to the expiration date of the warrants. The applicable prospectus supplement will also describe the following terms of any warrants:

•	the specific designation and aggregate number of, and the offering price at which we will issue, the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•

the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants are to be sold separately or with other securities as parts of units;

•

whether the warrants will be issued in definitive or global form or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

•	any applicable material U.S. federal income tax consequences;

•	the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation and terms of any equity securities purchasable upon exercise of the warrants;

•	the designation, aggregate principal amount, currency and terms of any debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities, preferred stock or common stock with which the warrants are issued and the number of warrants issued with each security;

•	if applicable, the date from and after which any warrants issued as part of a unit and the related debt securities, preferred stock or common stock will be separately transferable;

•	the number of shares of preferred stock or the number of shares of common stock purchasable upon exercise of a warrant and the price at which those shares may be purchased;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the antidilution provisions, and other provisions for changes to or adjustment in the exercise price, of the warrants, if any;

•	any redemption or call provisions; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange or exercise of the warrants.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities. These subscription rights may be offered independently or together with any other security offered hereby and may or may not be transferable by the stockholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

•	the price, if any, for the subscription rights;

•

the exercise price payable for our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities upon the exercise of the subscription rights;

•	the number of subscription rights to be issued to each stockholder;

•

the number and terms of our common stock, preferred stock, debt securities, depositary shares, warrants or units consisting of some or all of these securities which may be purchased per each subscription right;

•	the extent to which the subscription rights are transferable;

•	any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

•	the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

•

the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities or an over-allotment privilege to the extent the securities are fully subscribed; and

•	if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The descriptions of the subscription rights in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable subscription right agreements. These descriptions do not restate those subscription right agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable subscription right agreements because they, and not the summaries, define your rights as holders of the subscription rights. For more information, please review the forms of the relevant subscription right agreements, which will be filed with the SEC promptly after the offering of subscription rights and will be available as described in the section of this prospectus captioned “Where You Can Find More Information.”

DESCRIPTION OF PURCHASE CONTRACTS

The following description summarizes the general features of the purchase contracts that we may offer under this prospectus. Although the features we have summarized below will generally apply to any future purchase contracts we may offer under this prospectus, we will describe the particular terms of any purchase contracts that we may offer in more detail in the applicable prospectus supplement. The specific terms of any purchase contracts may differ from the description provided below as a result of negotiations with third parties in connection with the issuance of those purchase contracts, as well as for other reasons. Because the terms of any purchase contracts we offer under a prospectus supplement may differ from the terms we describe below, you should rely solely on information in the applicable prospectus supplement if that summary is different from the summary in this prospectus.

We will incorporate by reference into the registration statement of which this prospectus is a part the form of any purchase contract that we may offer under this prospectus before the sale of the related purchase contract. We urge you to read any applicable prospectus supplement related to specific purchase contracts being offered, as well as the complete instruments that contain the terms of the securities that are subject to those purchase contracts. Certain of those instruments, or forms of those instruments, have been filed as exhibits to the registration statement of which this prospectus is a part, and supplements to those instruments or forms may be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

We may issue purchase contracts, including contracts obligating holders to purchase from us, and for us to sell to holders, a specific or variable number of our securities at a future date or dates. Alternatively, the purchase contracts may obligate us to purchase from holders, and obligate holders to sell to us, a specific or varying number of our securities.

If we offer any purchase contracts, certain terms of that series of purchase contracts will be described in the applicable prospectus supplement, including, without limitation, the following:

•	the price of the securities or other property subject to the purchase contracts (which may be determined by reference to a specific formula described in the purchase contracts);

•

whether the purchase contracts are issued separately, or as a part of units each consisting of a purchase contract and one or more of our other securities, including U.S. Treasury securities, securing the holder’s obligations under the purchase contract;

•	any requirement for us to make periodic payments to holders or vice versa, and whether the payments are unsecured or pre-funded;

•	any provisions relating to any security provided for the purchase contracts;

•

whether the purchase contracts obligate the holder or us to purchase or sell, or both purchase and sell, the securities subject to purchase under the purchase contract, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of the securities subject to purchase under the purchase contract;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	a discussion of certain U.S. federal income tax considerations applicable to the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts and any securities subject to such purchase contracts.

DESCRIPTION OF UNITS

We may issue units comprising two or more securities described in this prospectus in any combination. For example, we might issue units consisting of a combination of debt securities and warrants to purchase common stock. The following description sets forth certain general terms and provisions of the units that we may offer pursuant to this prospectus. The particular terms of the units and the extent, if any, to which the general terms and provisions may apply to the units so offered will be described in the applicable prospectus supplement.

Each unit will be issued so that the holder of the unit also is the holder of each security included in the unit. Thus, the unit will have the rights and obligations of a holder of each included security. Units will be issued pursuant to the terms of a unit agreement, which may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date. A copy of the forms of the unit agreement and the unit certificate relating to any particular issue of units will be filed with the SEC each time we issue units, and you should read those documents for provisions that may be important to you. For more information on how you can obtain copies of the forms of the unit agreement and the related unit certificate, see the section of this prospectus captioned “Where You Can Find More Information.”

The prospectus supplement relating to any particular issuance of units will describe the terms of those units, including, to the extent applicable, the following:

•	the designation and terms of the units and the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any provision for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

•	whether the units will be issued in fully registered or global form.

PLAN OF DISTRIBUTION

We may sell securities:

•	through underwriters;

•	through dealers;

•	through agents;

•	directly to purchasers; or

•	through a combination of any of these methods of sale.

In addition, we may issue the securities as a dividend or distribution or in a subscription rights offering to our existing securityholders.

We may directly solicit offers to purchase securities or agents may be designated to solicit such offers. We will, in the prospectus supplement relating to such offering, name any agent that could be viewed as an underwriter under the Securities Act and describe any commissions that we must pay. Any such agent will be acting on a best efforts basis for the period of its appointment or, if indicated in the applicable prospectus supplement, on a firm commitment basis. This prospectus may be used in connection with any offering of our securities through any of these methods or other methods described in the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price or prices that may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name of the agent or any underwriters;

•	the public offering or purchase price;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting underwriting compensation;

•	any discounts and commissions to be allowed or paid to dealers; and

•	any exchanges on which the securities will be listed.

If any underwriters or agents are utilized in the sale of the securities in respect of which this prospectus is delivered, we will enter into an underwriting agreement or other agreement with them at the time of sale to them, and we will set forth in the prospectus supplement relating to such offering the names of the underwriters or agents and the terms of the related agreement with them.

If a dealer is utilized in the sale of the securities in respect of which the prospectus is delivered, we will sell such securities to the dealer, as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale.

Agents, underwriters, dealers and other persons may be entitled under agreements that they may enter into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act.

Certain agents, underwriters and dealers, and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with, and/or perform services, including investment banking services, for us or one or more of our respective affiliates in the ordinary course of business.

In order to facilitate the offering of the securities, any underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the securities or any other securities the prices of which may be used to determine payments on such securities. Specifically, any underwriters may over-allot in connection with the offering, creating a short position for their own accounts. In addition, to cover over-allotments or to stabilize the price of the securities or of any such other securities, the underwriters may bid for, and purchase, the securities or any such other securities in the open market. Finally, in any offering of the securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing the securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. Any such underwriters are not required to engage in these activities and may end any of these activities at any time.

Under Rule 15c6-1 of the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. The applicable prospectus supplement may provide that the original issue date for your securities may be more than two scheduled business days after the trade date for your securities. Accordingly, in such a case, if you wish to trade securities on any date prior to the third business day before the original issue date for your securities, you will be required, by virtue of the fact that your securities initially are expected to settle in more than three scheduled business days after the trade date for your securities, to make alternative settlement arrangements to prevent a failed settlement.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Additional legal matters may be passed on for us, or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.immunitybio.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus and any prospectus supplement we may file are part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024;

•

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2024 and February 26, 2024; and

•

the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, including any amendment or report filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

ImmunityBio, Inc.

Attn: Investor Relations

3530 John Hopkins Court

San Diego, CA 92121

(844) 696-5235

Common Stock

Preferred Stock

Debt Securities

Depositary Shares

Warrants

Subscription Rights

Purchase Contracts

Units

PROSPECTUS

April 17, 2024

We have not authorized any dealer, salesperson or other person to give any information or represent anything not contained in this prospectus. You must not rely on any unauthorized information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not offer to sell any securities in any jurisdiction where it is unlawful. Neither the delivery of this prospectus, nor any sale made hereunder, shall create any implication that the information in this prospectus is correct after the date hereof.

PROSPECTUS

Up to $300,785,011

Common Stock

We have entered into an open market sale agreement (the “sale agreement”) with Jefferies LLC (“Jefferies”) relating to shares of our common stock, $0.0001 par value per share, offered by this prospectus. In accordance with the terms of the sale agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $500,000,000, of which we have to date sold $199,214,989, and of which $300,785,011 may still be offered, from time to time through Jefferies, acting as our sales agent, pursuant to this prospectus.

Our common stock is listed on The Nasdaq Global Select Market under the symbol “IBRX.” On April 12, 2024, the closing price of our common stock on The Nasdaq Global Select Market was $5.11 per share.

We are a “smaller reporting company” as that term is defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, as such, have elected to comply with certain reduced public company reporting requirements for this prospectus and future filings.

Sales, if any, of shares of our common stock under the sale agreement may be made by any method permitted by law. Jefferies is not required to sell any specific amount of securities but will act as our sales agent using commercially reasonable efforts to sell on our behalf all of the shares of common stock requested to be sold by us, consistent with its normal trading and sales practices, applicable state and federal laws, rules and regulations and the rules of The Nasdaq Global Select Market, on mutually agreed terms between Jefferies and us. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

Jefferies will be entitled to compensation at a commission rate of up to 3.0% of the gross proceeds of any shares of common stock sold under the sale agreement. In connection with the sale of the common stock on our behalf, Jefferies may be deemed to be an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”) and the compensation of Jefferies may be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jefferies with respect to certain liabilities, including liabilities under the Securities Act or the Exchange Act. See the section titled “Plan of Distribution” on page 16 of this prospectus.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus and in the reports we file with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act, incorporated by reference into this prospectus supplement, to read about factors you should consider before buying shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus . Any representation to the contrary is a criminal offense.

Jefferies

The date of this prospectus is April 17, 2024.

For investors outside the United States: we have not, and the sales agent has not, done anything that would permit this offering or possession or distribution of this prospectus and any free writing prospectus that we have authorized for use in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus or any free writing prospectus that we have authorized for use in connection with this offering must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus and any free writing prospectus that we have authorized for use in connection with this offering outside the United States.

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ABOUT THIS PROSPECTUS

This prospectus is part of an automatic shelf registration statement on Form S-3 ASR that we have filed with the SEC as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act. Under the shelf registration process, we may, from time to time, offer and sell any combination of our securities described in the base prospectus filed with such registration statement in one or more offerings. Under this prospectus, we are offering shares of our common stock having an aggregate offering price of up to $300,785,011 from time to time through Jefferies acting as our sales agent at prices and on terms to be determined by market conditions at the time of the offering.

If the information contained in this prospectus differs or varies from the information contained in any document incorporated by reference herein that was filed with the SEC before the date of this prospectus, you should rely on the information set forth in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date (for example, a subsequently filed document deemed incorporated by reference in this prospectus), the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We have not, and the sales agent has not, authorized anyone to provide you with information that is in addition to or different from that contained or incorporated by reference in this prospectus or contained in any permitted free writing prospectuses we have authorized for use in connection with this offering. We and the sales agent take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.

The information contained in this prospectus and the documents incorporated by reference herein is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained or incorporated by reference in this prospectus in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our common stock.

We are offering to sell, and seeking offers to buy, shares of common stock only in jurisdictions where offers and sales are permitted. The distribution of this prospectus and the offering of the common stock in certain jurisdictions may be restricted by law. We are not, and Jefferies is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.

Before buying any of the common stock that we are offering, we urge you to carefully read this prospectus and all of the information incorporated by reference herein, together with the additional information described in the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” These documents contain important information that you should consider when making your investment decision.

You should not consider any information in this prospectus to be investment, legal or tax advice. You should consult your own counsel, accountants and other advisers for legal, tax, business, financial and related advice regarding the purchase of the common stock offered by this prospectus.

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PROSPECTUS SUMMARY

This summary highlights selected information about us, this offering and information appearing elsewhere in this prospectus and in the documents we incorporate by reference. This summary is not complete and does not contain all the information that you should consider before investing in our common stock pursuant to this prospectus and any free writing prospectus that we have authorized for use in connection with this offering. Before making an investment decision, to fully understand this offering and its consequences to you, you should carefully read this entire prospectus, including the section titled “Risk Factors” and the financial statements and related notes and the other information that we incorporate by reference herein, as well as the information included in any free writing prospectus that we have authorized for use in connection with this offering. Unless the context indicates otherwise, as used in this prospectus, the terms “ImmunityBio,” “the company,” “we,” “us” and “our” refer to ImmunityBio, Inc., a Delaware corporation, and its subsidiaries taken as a whole.

Company Overview

Our Business

We are an integrated clinical-stage biotechnology company discovering, developing, and commercializing next-generation immuno- and cellular therapies that bolster the natural immune system to drive and sustain an immune response. Using our proprietary platforms that amplify both the innate and adaptive branches of the immune system, our teams of clinical, scientific, and manufacturing experts, advance novel therapies and vaccines aimed at defeating urologic and other cancers, as well as infectious diseases. Although such designations may not lead to a faster development process or regulatory review and may not increase the likelihood that a product candidate will receive approval, N-803 (“Anktiva”), our lead biologic commercial product candidate, has received Breakthrough Therapy and Fast Track designations and is currently under review by the U.S. Food and Drug Administration (the “FDA”) for treatment in combination with bacillus Calmette-Guérin (“BCG”) of patients with BCG-unresponsive non-muscle invasive bladder cancer (“NMIBC”) with carcinoma in situ (“CIS”) with or without Ta or T1 disease and has a new user fee goal date (PDUFA date) of April 23, 2024.

Our platforms and their associated product candidates are designed to attack cancer and infectious pathogens by activating both the innate immune system, including natural killer (“NK”) cells, dendritic cells, and macrophages, as well as the adaptive immune system comprising B and T cells,—in an orchestrated manner. The goal of this potentially best-in-class approach is to generate immunogenic cell death thereby eliminating rogue cells from the body whether they are cancerous or virally-infected. Our ultimate goal is to overcome the limitations of current treatments, such as checkpoint inhibitors, and/or reduce the need for standard high-dose chemotherapy in cancer by employing this coordinated approach to establish “immunological memory” that confers long-term benefit for the patient.

Our proprietary platforms for the development of biologic product candidates include: (i) antibody-cytokine fusion proteins, (ii) DNA, RNA, and recombinant protein vaccines, and (iii) cell therapies. These platforms have generated 9 novel therapeutic agents for which clinical trials are either underway or planned in solid and liquid tumors. Specifically, our clinical focus includes bladder, lung, and colorectal cancers and glioblastoma multiforme (“GBM”), which are among the most frequent and lethal cancer types, and where there are high failure rates for existing standards of care or no available effective treatment.

Our lead biologic commercial product candidate Anktiva is an IL-15 superagonist antibody-cytokine fusion protein. In May 2022, we announced the submission of a Biologics License Application (“BLA”) to the FDA for Anktiva in combination with BCG for the treatment of patients with BCG-unresponsive NMIBC with CIS with or without Ta or T1 disease. On May 9, 2023, the FDA delivered a complete response letter (“CRL”) to us regarding the BLA filed in May 2022, indicating that the FDA had determined that it could not approve the

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original BLA submission in its initial form, and the FDA made recommendations to address the issues raised. The deficiencies in the CRL related to the FDA’s pre-license inspection of the company’s third-party contract manufacturing organizations (“CMOs”), among other items. Satisfactory resolution of the observations noted at the pre-license inspection would be required before the BLA could be approved. At the time, the FDA further provided recommendations specific to additional Chemistry, Manufacturing and Controls (“CMC”) issues and assays to be resolved. The CRL did not request new preclinical studies or Phase III clinical trials to evaluate safety or efficacy. The FDA requested that the company provide updated duration of response data for the efficacy population as identified by the FDA in the company’s resubmission, as well as a safety update.

On October 23, 2023, we announced that we had completed the resubmission of the BLA addressing the issues in the CRL. As part of our resubmission, we provided an update of the duration of response regarding the responders identified by the FDA in the efficacy population for BCG unresponsive subjects with high-risk CIS disease. On October 26, 2023, we announced that the FDA had accepted our BLA resubmission for review and considered it as a complete response to the CRL. The FDA has set a new user fee goal date (PDUFA date) of April 23, 2024. While we believe the BLA resubmission addresses the issues identified in the CRL, there is no guarantee that the FDA will ultimately agree that such issues have been successfully addressed and resolved. It is unclear when the FDA will approve our BLA, if at all.

Our Strategy

We seek to become a leading global immunological therapeutics company by creating next-generation immuno- and cell therapies to address serious unmet needs within urologic and other cancers as well as infectious diseases. To achieve this goal, the key elements of our strategy include:

•

advancing the approval and commercialization of our lead IL-15 superagonist antibody-cytokine fusion protein, N-803, as an integral component of immunotherapy combinations, including those with checkpoint inhibitors;

•	continuously scrutinizing our clinical pipeline;

•	accelerating product candidates generated from our immunotherapy platforms with registrational intent to address difficult-to-treat oncological and infectious disease indications;

•

continuing to prospect, license, and acquire technologies to complement and strengthen our platforms and product candidates, both as single agent and combination therapies, in order to optimize responses of the innate and adaptive immune systems to generate cellular memory against multiple tumor types and infectious diseases;

•	investing in our discovery, development, and manufacturing capabilities for our next-generation product candidates in both oncology and infectious disease; and

•	cultivating new and expanding existing collaborations for our multi-stage pipeline to reach global scale efficiently.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Information Incorporated by Reference” on page 18 of this prospectus.

Corporate Information

ImmunityBio, Inc. was established following a series of mergers and name changes. We were incorporated in Illinois on October 7, 2002 under the name ZelleRx Corporation. Our name was later changed to Conkwest,

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Inc., and we were reincorporated in the state of Delaware in March 2014. On July 10, 2015, we changed our name to NantKwest, Inc.

NantCell, LLC was originally organized as a Delaware limited liability company in November 2014. In April 2015, it was converted to a Delaware corporation, NantCell, Inc., and in May 2019 changed its name to ImmunityBio, Inc. (a private company).

On December 21, 2020, NantKwest, Inc. and ImmunityBio, Inc. entered into a merger agreement providing for the combination of the two companies (the “Merger”), with NantKwest, Inc. being the surviving company which then changed its name to ImmunityBio, Inc. (and ImmunityBio, Inc., a private company, changed its name back to NantCell, Inc. and is now our wholly owned subsidiary). At the time, NantKwest, Inc. was an innovative, clinical-stage immunotherapy company focused on harnessing the power of the innate immune system to treat cancer and infectious diseases, and ImmunityBio, Inc. was a clinical-stage immunotherapy company developing next-generation therapies that drive immunogenic mechanisms for defeating cancer and infectious diseases, with an immunotherapy platform designed to activate both the innate and adaptive immune systems to create long-term “immunological memory.” We believe that the Merger, which closed on March 9, 2021, combined two companies to create a clinical-stage biotechnology company developing next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases.

ImmunityBio, Inc. is incorporated in Delaware and its principal executive offices are located at 3530 John Hopkins Court, San Diego, California 92121. Our telephone number is (844) 696-5235. Our website address is www.immunitybio.com. Information contained on, or that can be accessed through, our website is not part of, and is not incorporated by reference into this prospectus and you should not consider information on, or that can be accessed through, our website to be part of this prospectus. Inclusion of our website address in this prospectus is an inactive textual reference only. Investors should not rely on any such information in deciding whether to purchase our securities.

We use ImmunityBio, the ImmunityBio logo, and other marks as trademarks in the United States and other countries. This prospectus and the other documents incorporated by reference contain references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus and the other documents incorporated by reference, including logos, artwork, and other visual displays, may appear without the ® or TM symbols, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights, or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks, or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company,” meaning that the market value of our shares held by non-affiliates was less than $700 million as of June 30 of our prior fiscal year and our annual revenue was less than $100 million during the most recently completed fiscal year. We may continue to be a smaller reporting company if either (i) the market value of our shares held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our shares held by non-affiliates is less than $700 million as of June 30 of our prior fiscal year. We may rely on exemptions from certain disclosure requirements that are available to smaller reporting companies. Specifically, as a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and, similar to emerging growth companies, smaller reporting companies have reduced disclosure obligations regarding executive compensation.

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THE OFFERING

Common Stock Offered by Us	Shares of our common stock having an aggregate offering price up to $300,785,011.

Common Stock to be Outstanding After this Offering	Up to 729,729,381 shares, assuming sales of 58,862,037 shares of our common stock in this offering at an offering price of $5.11 per share, the closing price of our common stock on The Nasdaq Global Select Market on April 12, 2024. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of Offering	“At-the-market” offering that may be made from time to time through our sales agent, Jefferies. See the section titled “Plan of Distribution.”

Use of Proceeds	We intend to use the net proceeds from this offering, together with other available funds, for the progression of our regulatory approval efforts, commercialization activities, clinical development programs, other research and development activities, capital expenditures, and other general corporate purposes. Although we have no current plans, we may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. See the section titled “Use of Proceeds” for a more complete description of the intended use of proceeds from this offering.

Dividend Policy	We have never declared or paid any cash dividends on our capital stock. We currently intend to retain future earnings, if any, for the operation and expansion of our business and, therefore, we do not anticipate declaring or paying cash dividends in the foreseeable future. The payment of dividends will be at the discretion of our board of directors and will depend on our results of operations, capital requirements, financial condition, prospects, contractual arrangements, our revenue interest liability, any limitations on payment of dividends present in any future debt agreements, and other factors that our board of directors may deem relevant.

Risk Factors	Investing in our securities involves a high degree of risk. See the section titled “Risk Factors” and other information included and incorporated by reference in this prospectus for a discussion of factors that you should carefully read and consider before deciding to invest in our common stock.

Nasdaq Global Select Market symbol	“IBRX”

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Outstanding Shares

The number of shares of common stock to be outstanding after this offering is based on 670,867,344 shares of common stock outstanding as of December 31, 2023 and excludes the following:

•	163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;

•	9,820,435 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of December 31, 2023;

•	7,503,979 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding as of December 31, 2023;

•	1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;

•	13,068,020 shares of our common stock reserved for future issuance under our 2015 Plan (there are no shares of common stock available for future issuance under the 2014 Plan);

•

any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of N-803 exceed $1.0 billion;

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any shares of common stock that may be issued upon conversion of a $380.0 million Tranche 2 of a promissory note due December 31, 2025 bearing interest at 3-month Term SOFR plus 7.5% per annum, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, for unpaid principal and interest at a conversion price of $8.2690 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), which is convertible at the holder’ option;

•

any shares of common stock that may be issued upon conversion of a $200.0 million September 2023 promissory note due September 11, 2026 bearing interest at 1-month Term SOFR plus 8.0% per annum, issued to Nant Capital, LLC, at a conversion price of $1.9350 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), which is convertible at the holder’s option;

•

any shares of common stock that may be issued upon conversion of a $30.0 million March 2023 promissory note due December 31, 2025 bearing interest at 3-month Term SOFR plus 8.0% per annum, issued to Nant Capital, LLC, for unpaid principal and interest at a conversion price of $2.28 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), which is convertible at the holder’s option;

•	9,090,909 shares of our common stock issuable upon the exercise of the warrants included in our December 2022 registered direct offering at an exercise price of $6.60 per share;

•	14,072,615 shares of our common stock issuable upon the exercise of the warrants included in our February 2023 registered direct offering at an exercise price of $3.2946 per share;

•	14,569,296 shares of our common stock issuable upon the exercise of the warrants included in our July 2023 registered direct offering at an exercise price of $3.2946 per share; and

•

any shares of common stock that may be issued upon the exercise of the $10.0 million option held by Oberland Capital Management LLC and its affiliates (“Oberland”), for which the price per share shall be determined by the 30-day trailing volume weighted-

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average price of our common stock, calculated from the date of exercise, and which option is exercisable by Oberland until the earliest of (i) December 29, 2028, (ii) a change of control of the company, or (iii) a sale of substantially all of the company’s assets.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding stock options or warrants subsequent to December 31, 2023.

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RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding whether to invest in our securities, you should consider carefully, among other matters, the risks and uncertainties discussed in our Annual Report on Form 10-K for the year ended December 31, 2023 filed with the SEC on March 19, 2024 under Part I, Item 1A. “Risk Factors,” which is incorporated herein by reference, and may be amended, updated, supplemented or superseded from time-to-time by annual, quarterly and other reports and documents that we file with the SEC in the future.

The risks described in these documents are not the only ones we face. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could harm our future results. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occur, our business, financial condition, results of operations or cash flow could be harmed. This could cause the trading price of our securities to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below titled “Forward-Looking Statements.”

Risks Related to this Offering

We will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

We cannot specify with certainty the particular uses of the net proceeds we will receive from this offering. Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section titled “Use of Proceeds.” We intend to use the net proceeds from this offering, together with other available funds, for the progression of our regulatory approval efforts, commercialization activities, clinical development programs, other research and development activities, capital expenditures, and other general corporate purposes. Although we have no current plans, we may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. Our management may spend a portion or all of the net proceeds from this offering in ways that our stockholders may not desire or that may not yield a favorable return. The failure by our management to apply these funds effectively could harm our business, financial condition, results of operations and prospects. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income or that loses value.

It is not possible to predict the actual number of shares we will sell under the sale agreement, or the gross proceeds resulting from those sales.

Subject to certain limitations in the sale agreement and compliance with applicable law, we have the discretion to deliver instruction to the sales agent to sell shares of our common stock at any time throughout the term of the sale agreement. The number of shares that are sold through the sales agent after our instruction will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the sales agent in any instruction to sell shares, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during this offering, it is not currently possible to predict the number of shares that will be sold or the gross proceeds to be raised in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices and may therefore experience different levels of dilution and different outcomes in their investment results. We will have

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discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, subject to the final determination by our board of directors, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

You may experience future dilution as a result of future equity offerings.

We will require more capital to pursue our preclinical and clinical activities and the regulatory approval and commercialization of our products. In addition, we may also choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To raise additional capital, we may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock at prices that may not be the same as the price per share in this offering. We may sell shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of our common stock, or securities convertible or exchangeable into common stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We are a “smaller reporting company,” and the reduced disclosure requirements applicable to smaller reporting companies may make our common stock less attractive to investors.

We are a “smaller reporting company,” as defined in Rule 12b-2 under the Exchange Act. We would cease to be a smaller reporting company if we no longer had either a public float less than $250 million or annual revenues less than $100 million and a public float less than $700 million as of June 30 of our prior fiscal year, determined on an annual basis. As a smaller reporting company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not smaller reporting companies. We cannot predict whether investors will find our common stock less attractive as a result of our reliance on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

We have not paid cash dividends in the past and do not expect to pay dividends in the future. Any return on investment may be limited to the value of our common stock.

We have never paid cash dividends on our common stock and do not anticipate paying cash dividends for the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting us at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will only occur if our stock price appreciates.

You may experience immediate and substantial dilution in the net tangible book value per share of the common stock you purchase.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our common stock outstanding prior to this offering. Assuming that an aggregate of 58,862,037 shares are sold at a price of $5.11 per share, the closing price of our common stock on The Nasdaq Global Select Market on April 12, 2024, for aggregate proceeds of $300,785,011 in this offering, and after deducting commissions and estimated aggregate offering expenses payable by us, you will suffer immediate and substantial dilution of $5.53 per share, representing the difference between the as adjusted net tangible book value per share of our common stock as of December 31, 2023 after giving effect to this offering and the assumed offering price of $5.11 per share. See the section entitled “Dilution” below for a more detailed discussion of the dilution you will incur if you purchase common stock in this offering.

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FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contains certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include statements that are not historical facts and can be identified by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “schedule,” “goal,” “predicts,” “projects,” “seek,” “should,” “potential,” or “continue,” or the negative of such terms and other same terminology. Forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. Those statements appear in this prospectus and the documents incorporated herein by reference, particularly in the sections captioned “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and include statements regarding the intent, belief or current expectations of our management that are subject to known and unknown risks, uncertainties and assumptions. You are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors.

Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, you should not rely upon forward-looking statements as predictions of future events. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. The events and circumstances reflected in the forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the SEC, we do not plan to publicly update or revise any forward-looking statements contained herein after we distribute this prospectus, whether as a result of any new information, future events or otherwise.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. Statements of past performance, efforts, or results of our preclinical and clinical trials, about which inferences or assumptions may be made, can also be forward-looking statements and are not indicative of future performance or results. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

Forward-looking statements include, but are not limited to, statements concerning the following:

•	our ability to develop next-generation therapies and vaccines that complement, harness, and amplify the immune system to defeat cancers and infectious diseases;

•	our ability to obtain additional financing to fund our operations and complete the development and commercialization of our various product candidates;

•	whether or not the FDA will ultimately determine that the BLA resubmission and related actions successfully address and resolve the issues identified in the CRL;

•	our ability, and the ability of our third-party CMOs, to adequately address the issues raised in the FDA’s CRL;

•

whether the FDA approval milestone after which Oberland may purchase $100.0 million in Revenue Interests will be achieved and, even if the milestone is achieved, whether Oberland will actually purchase such interests and fund such $100.0 million payment;

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•

our ability to meet our payment obligations under the Revenue Interest Purchase Agreement (the “RIPA”) and to service the interest on our related-party promissory notes and repay such notes, to the extent required;

•	our ability to comply with the terms, conditions, covenants, restrictions, and obligations set forth in the RIPA and related transaction documents;

•	our expectations regarding the potential benefits of our strategy and technology;

•	our ability to forecast operating results and make period-to-period comparisons predictive of future performance due to fluctuations in warrant values;

•	our expectations regarding the operation and effectiveness of our product candidates and related benefits;

•	our ability to utilize multiple modes to induce cell death;

•	our beliefs regarding the benefits and perceived limitations of competing approaches, and the future of competing technologies and our industry;

•	details regarding our strategic vision and planned product candidate pipeline;

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our beliefs regarding the success, cost and timing of our product candidate development activities and current and future clinical trials and studies, including study design and the enrollment of patients;

•	the timing of the development and commercialization of our product candidates;

•

our expectations regarding our ability to utilize the Phase I/II aNK and haNK® clinical trials data to support the development of our product candidates, including our haNK, taNK, t-haNK™, MSC, and M-ceNK™ product candidates;

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our expectations regarding the development, application, commercialization, marketing, prospects and use generally of our product candidates, including Anktiva, hAd5 and saRNA constructs, and PD-L1 t-haNK and M-ceNK;

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the timing or likelihood of regulatory filings or other actions and related regulatory authority responses, including any planned investigational new drug, BLA or New Drug Application filings or pursuit of accelerated regulatory approval pathways or orphan drug status and Breakthrough Therapy designations;

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our ability to implement an integrated discovery ecosystem and the operation of that planned ecosystem, including being able to regularly add neoepitopes and subsequently formulate new product candidates;

•	the ability and willingness of strategic collaborators to share our vision and effectively work with us to achieve our goals;

•	the ability and willingness of various third parties to engage in research and development activities involving our product candidates, and our ability to leverage those activities;

•	our ability to attract additional third-party collaborators;

•	our expectations regarding the ease of administration associated with our product candidates;

•	our expectations regarding patient compatibility associated with our product candidates;

•	our beliefs regarding the potential markets for our product candidates and our ability to serve those markets;

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•	our expectations regarding the timing of enrollment and submission of our clinical trials, and protocols related to such trials;

•	our ability to produce an antibody-cytokine fusion protein, a DNA, RNA, or recombinant protein vaccine, or a cell therapy;

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our beliefs regarding the potential manufacturing and distribution benefits associated with our product candidates, and our third-party CMOs’ abilities to follow current Good Manufacturing Practice standards to scale up the production of our product candidates;

•	our plans regarding our manufacturing facilities and our belief that our manufacturing is capable of being conducted in-house;

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our belief in the potential of our antibody-cytokine fusion proteins, DNA, RNA, or recombinant protein vaccines, or cell therapies, and the fact that our business is based upon the success individually and collectively of these platforms;

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our belief regarding the magnitude or duration for additional clinical testing of our antibody-cytokine fusion proteins, DNA, RNA or recombinant protein vaccines, or cell therapies, along with other product candidate families;

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even if we successfully develop and commercialize specific product candidates like our N-803 or PD-L1 t-haNK, our ability to develop and commercialize our other product candidates either alone or in combination with other therapeutic agents;

•	the ability to obtain and maintain regulatory approval of any of our product candidates, and any related restrictions, limitations and/or warnings in the label of any approved product candidate;

•	our ability to commercialize any approved products;

•	the rate and degree of market acceptance of any approved products;

•	our ability to attract and retain key personnel;

•	the accuracy of our estimates regarding our future revenue, as well as our future operating expenses, capital requirements and needs for additional financing;

•	our ability to obtain, maintain, protect, and enforce patent protection and other proprietary rights for our product candidates and technologies;

•	the terms and conditions of licenses granted to us and our ability to license additional intellectual property relating to our product candidates and technology;

•	any government shutdown, which could adversely affect the U.S. and global economies, and materially and adversely affect our business and/or our BLA submission;

•	the impact on us, if any, if the contingent value rights held by former Altor BioScience, LLC stockholders become due and payable in accordance with their terms;

•	regulatory developments in the U.S. and foreign countries; and

•	our expectations regarding our use of the net proceeds from this offering.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and although we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted a thorough inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

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This prospectus and the documents incorporated by reference in this prospectus may contain market data that we obtain from industry sources. These sources do not guarantee the accuracy or completeness of the information. Although we believe that our industry sources are reliable, we do not independently verify the information. The market data may include projections that are based on a number of other projections. While we believe these assumptions to be reasonable and sound as of the date of this prospectus, actual results may materially differ from the projections.

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USE OF PROCEEDS

We may issue and sell shares of our common stock having aggregate gross proceeds of up to $300,785,011 from time to time under this prospectus. Because there is no minimum offering amount required as a condition to close this offering, the actual total offering amount, commissions and proceeds to us, if any, are not determinable at this time. The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the sale agreement as a source of financing.

We intend to use the net proceeds from this offering, together with other available funds, for the progression of our regulatory approval efforts, commercialization activities, clinical development programs, other research and development activities, capital expenditures, and other general corporate purposes. Although we have no current plans, we may also use a portion of the net proceeds to license intellectual property or to make acquisitions or investments. This expected use of our net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including the progress of our product candidate development, the status of and results from clinical trials, as well as any collaborations that we may enter into with third parties for our product candidates, and any unforeseen cash needs. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from this offering. As a result, our management will retain broad discretion over the timing and allocation of our net proceeds from this offering, and investors will be relying on the judgment of our management regarding the application of our net proceeds from this offering. The timing and amount of our actual expenditures will be based on many factors, including competitive and technological developments; the progress of our clinical trials; regulatory approval of our product candidates; costs to commercialize our product candidates if approved; the anticipated growth of our business; and a number of other factors, including those listed in the section titled “Risk Factors” and in the documents incorporated by reference herein. Pending these uses, we plan to invest these net proceeds primarily in U.S. government-sponsored securities. The goal with respect to the investment of these net proceeds is capital preservation and liquidity so that such funds are readily available to fund our operations.

We anticipate that we will be required to raise substantial additional capital to continue to fund the clinical development of our product candidates and commercialize approved products. We expect to seek to raise additional capital through additional public or private financings which may be in the form of equity, debt, warrants, units or convertible securities.

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DESCRIPTION OF COMMON STOCK

The description of our capital stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, is incorporated herein by reference.

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DILUTION

If you invest in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share and the as adjusted net tangible book value per share of our common stock after giving effect to this offering.

Our net tangible book value as of December 31, 2023 was $(603.0) million, or $(0.90) per share, based on the total number of shares of our common stock outstanding as of December 31, 2023. Net tangible book value per share is determined by subtracting our total liabilities from the total book value of our tangible assets and dividing the difference by the number of shares of common stock deemed to be outstanding at that date.

After giving effect to the assumed sale of 58,862,037 shares of common stock in the aggregate amount of $300,785,011 at an assumed public offering price of $5.11 per share, the closing price of our common stock on April 12, 2024, and after deduction of commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2023 would have been approximately $(309.2) million, or $(0.42) per share. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.48 per share to our existing stockholders and immediate dilution of $5.53 per share to new investors purchasing common stock in this offering.

The following table illustrates this dilution on a per share basis to new investors:

Assumed public offering price per share		$5.11
Net tangible book value per share as of December 31, 2023	$(0.90)
Increase in net tangible book value per share attributable to new investors purchasing shares in this offering	$0.48

Pro forma as adjusted net tangible book value per share after giving effect to this offering		(0.42)

Dilution per share to new investors participating in this offering		$5.53

We may also increase or decrease the aggregate dollar amount of shares we are offering from the amount set forth above. The information discussed above is illustrative only and will adjust based on the actual public offering price, the actual number of shares that we offer in this offering, and other terms of this offering determined at the time of each offer and sale.

The number of shares of common stock to be outstanding after this offering is based on 670,867,344 shares of common stock outstanding as of December 31, 2023 and excludes the following:

•	163,800 shares issued to GlobeImmune, Inc., our consolidated subsidiary, which are treated as treasury stock for purposes of U.S. generally accepted accounting principles;

•	9,820,435 shares of our common stock issuable upon exercise of options to purchase common stock that were outstanding as of December 31, 2023;

•	7,503,979 shares of our common stock issuable upon the vesting of restricted stock units that were outstanding as of December 31, 2023;

•	1,638,000 shares of our common stock subject to an outstanding warrant that will become exercisable if certain performance conditions are satisfied;

•	13,068,020 shares of our common stock reserved for future issuance under our 2015 Plan (there are no shares of common stock available for future issuance under the 2014 Plan);

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•

any shares of our common stock issuable to the former stockholders of Altor, including Dr. Soon-Shiong and certain affiliates, in satisfaction of an aggregate of approximately $300.6 million in CVRs, which such stockholders may choose to receive in shares of our common stock, upon the first calendar year prior to December 31, 2026 in which worldwide net sales of N-803 exceed $1.0 billion;

•

any shares of common stock that may be issued upon conversion of a $380.0 million Tranche 2 of a promissory note due December 31, 2025 bearing interest at 3-month Term SOFR plus 7.5% per annum, issued to Nant Capital, LLC, an affiliate of Dr. Soon-Shiong, for unpaid principal and interest at a conversion price of $8.2690 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), which is convertible at the holder’s option;

•

any shares of common stock that may be issued upon conversion of a $200.0 million September 2023 promissory note due September 11, 2026 bearing interest at 1-month Term SOFR plus 8.0% per annum, issued to Nant Capital, LLC , at a conversion price of $1.9350 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), which is convertible at the holder’s option;

•

any shares of common stock that may be issued upon conversion of a $30.0 million March 2023 promissory note due December 31, 2025 bearing interest at 3-month Term SOFR plus 8.0% per annum, issued to Nant Capital, LLC, for unpaid principal and interest at a conversion price of $2.28 per share of common stock (subject to appropriate adjustment from time to time for any stock dividend, stock split, combination of shares, reorganization, recapitalization, reclassification or other similar event), which is convertible at the holder’s option;

•	9,090,909 shares of our common stock issuable upon the exercise of the warrants included in our December 2022 registered direct offering at an exercise price of $6.60 per share;

•	14,072,615 shares of our common stock issuable upon the exercise of the warrants included in our February 2023 registered direct offering at an exercise price of $3.2946 per share;

•	14,569,296 shares of our common stock issuable upon the exercise of the warrants included in our July 2023 registered direct offering at an exercise price of $3.2946 per share; and

•

any shares of common stock that may be issued upon the exercise of the $10.0 million option held by Oberland, for which the price per share shall be determined by the 30-day trailing volume weighted-average price of our common stock, calculated from the date of exercise, and which option is exercisable by Oberland until the earliest of (i) December 29, 2028, (ii) a change of control of the company, or (iii) a sale of substantially all of the company’s assets.

In addition, unless we specifically state otherwise, all information in this prospectus assumes no exercise of outstanding stock options or warrants subsequent to December 31, 2023.

To the extent that options are exercised, new options are issued under our equity incentive plans, or we issue additional shares of common stock or securities convertible or exchangeable for our common stock in the future, there will be further dilution to investors participating in this offering.

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PLAN OF DISTRIBUTION

We have entered into a sale agreement with Jefferies, under which we may offer and sell up to $500,000,000 of shares of our common stock from time to time through Jefferies acting as our sales agent. To date, we have sold $199,214,989 of such shares under the sale agreement.

Sales, if any, of shares of our common stock under the sale agreement may be made by any method permitted by law, including without limitation (i) by means of ordinary brokers’ transactions (whether or not solicited), (ii) to or through a market maker, (iii) directly on or through any national securities exchange or facility thereof, a trading facility of a national securities association, an alternative trading system, or any other market venue, (iv) in the over-the-counter market, (v) in privately negotiated transactions with our consent, (vi) block transactions or (vii) through a combination of any such method.

Each time we wish to issue and sell shares of our common stock under the sale agreement, we will notify the sales agent of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed the sales agent, unless the sales agent declines to accept the terms of such notice, the sales agent has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of the sales agent under the sale agreement to sell shares of our common stock are subject to a number of conditions that we must meet. We or the sales agent may suspend the offering of shares of our common stock by notifying the other party.

The sale agreement also provides that we may also in the future enter into one or more terms agreements with the sales agent from time to time, on terms mutually satisfactory to us and the sales agent, to the extent we determine to sell shares of our common stock under the sale agreement directly to the sales agent as principal.

The settlement of sales of shares between the sales agent and us is generally anticipated to occur on the second trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus will be settled through the facilities of The Depository Trust Company or by such other means as we and the sales agent may agree upon. Pursuant to recent amendments to Rule 15c6-1 of the Exchange Act, settlement for any securities offered under this prospectus on or after May 28, 2024, may occur on the first business day that is also a trading day following the date on which any sales were made in return for payment of the net proceeds to us. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the sales agent a commission rate of up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to close this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse the sales agent for certain specified expenses, including the fees and disbursements of its legal counsel, under certain circumstances.

We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to the sales agent under the terms of the sale agreement, will be approximately $160,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares. The sales agent will provide written confirmation to us before the open on The Nasdaq Global Select Market on the day following each day on which shares of our common stock are sold under the sale agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.

In connection with the sale of shares of our common stock on our behalf, the sales agent may be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of the sales agent may be deemed to be underwriting commissions or discounts. We have agreed to indemnify the sales agent against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments the sales agent may be required to make in respect of such liabilities.

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The offering of shares of our common stock pursuant to the sale agreement will terminate upon the earlier of (i) the sale of all shares of common stock subject to the sale agreement and (ii) the termination of the sale agreement as permitted therein. The sales agent may terminate the sale agreement at any time upon prior notice. We may terminate the sale agreement at any time upon prior notice.

This summary of the material provisions of the sale agreement does not purport to be a complete statement of its terms and conditions. A copy of the sale agreement is filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and incorporated by reference in this prospectus.

The sales agent and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services it may in the future receive customary fees. In the course of its business, the sales agent may actively trade our securities for its own account or for the accounts of customers, and, accordingly, the sales agent may at any time hold long or short positions in such securities.

This prospectus in electronic format may be made available on a website maintained by the sales agent, and the sales agent may distribute this prospectus electronically.

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LEGAL MATTERS

The validity of the securities offered hereby will be passed upon for us by Wilson Sonsini Goodrich & Rosati, Professional Corporation, San Diego, California. Goodwin Procter LLP, Redwood City, California is representing the sales agent in connection with the offering.

EXPERTS

The consolidated financial statements of ImmunityBio, Inc. appearing in ImmunityBio, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2023, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at www.immunitybio.com. Information accessible on or through our website is not a part of this prospectus.

This prospectus is part of a registration statement that we filed with the SEC and do not contain all of the information in the registration statement. You should review the information and exhibits in the registration statement for further information on us and our consolidated subsidiaries and the securities that we are offering. Forms of any documents establishing the terms of the offered securities are filed as exhibits to the registration statement of which this prospectus forms a part or under cover of a Current Report on Form 8-K and incorporated in this prospectus by reference. Statements in this prospectus about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should read the actual documents for a more complete description of the relevant matters.

INCORPORATION BY REFERENCE

The SEC allows us to incorporate by reference much of the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference in this prospectus is considered to be part of this prospectus. Because we are incorporating by reference future filings with the SEC, this prospectus is continually updated and those future filings may modify or supersede some of the information included or incorporated by reference in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this prospectus or in any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (in each case, other than those documents or the portions of those documents furnished pursuant to Items 2.02 or 7.01 of any Current Report on Form 8-K and, except as may be noted in any such Form 8-K, exhibits filed on such form that are related to such information), until the offering of the securities under the registration statement of which this prospectus forms a part is terminated or completed:

•	our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024;

•

the information incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022 from our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2023;

•	our Current Reports on Form 8-K filed with the SEC on January 2, 2024 and February 26, 2024; and

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•

the description of our common stock contained in Exhibit 4.7 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 19, 2024, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address and telephone number:

ImmunityBio, Inc.

3530 John Hopkins Court

San Diego, CA 92121

Attn: Investor Relations

(844) 696-5235

You may also access the documents incorporated by reference in this prospectus through our website at www.immunitybio.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part. Inclusion of our website address in this prospectus is an inactive textual reference only.

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Up to $300,785,011

Common Stock

PROSPECTUS

Jefferies

April 17, 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table sets forth fees and expenses to be paid by us in connection with the issuance and distribution of the securities being registered, other than discounts and commissions to be paid to agents or underwriters. All amounts shown are estimates except for the Securities and Exchange Commission, or the SEC, registration fee.

Amount to be Paid
SEC registration fee(1)(2)	$	*
Printing and engraving expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*

Total	$	*

(1)

In accordance with Rules 456(b) and 457(r) of the Securities Act of 1933, as amended, or Securities Act, we are deferring payment of the registration fee for the securities offered under this registration statement other than the $300,785,011 of our common stock that may be issued and sold from time to time under the sale agreement prospectus.

(2)

The securities registered pursuant to this registration statement includes $208,785,011 of shares of common stock (the “Unsold Shares”) registered pursuant to Registration Statement No. 333-255699, which became effective April 30, 2021. Pursuant to Rule 415(a)(6) under the Securities Act of 1933, as amended, the Unsold Shares are being carried forward and the filing fees previously paid in connection with the Unsold Shares will continue to be applied to the Unsold Shares. We are accordingly making a payment of $13,579.20 for the filing fee due for the remaining $92,000,000 of shares of common stock being newly registered under this registration statement.

*	These fees and expenses are calculated based on the securities offered and the number of issuances and accordingly cannot be estimated at this time.

Item 15.	Indemnification of Directors and Officers

The Registrant’s amended and restated certificate of incorporation, as amended contains provisions that eliminate, to the maximum extent permitted by the General Corporation Law of the State of Delaware, the personal liability of the Registrant’s directors and executive officers for monetary damages for breach of their fiduciary duties as directors or officers. The Registrant’s amended and restated certificate of incorporation and amended and restated bylaws provide that the Registrant must indemnify its directors and executive officers and may indemnify its employees and other agents to the fullest extent permitted by the General Corporation Law of the State of Delaware.

Sections 145 and 102(b)(7) of the General Corporation Law of the State of Delaware provide that a corporation may indemnify any person made a party to an action by reason of the fact that he or she was a director, executive officer, employee or agent of the corporation or is or was serving at the request of a corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action by or in right of the corporation, no indemnification may generally be made in respect of any claim as to which such person is adjudged to be liable to the corporation.

The Registrant has entered into indemnification agreements with its directors and executive officers, in addition to the indemnification provided for in its amended and restated certificate of incorporation and amended and restated bylaws, and intends to enter into indemnification agreements with any new directors and executive officers in the future.

The Registrant has purchased and intends to maintain insurance on behalf of any person who is or was a director or officer of the Registrant against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

The underwriting agreement to be filed as Exhibit 1.1 to this registration statement may provide for indemnification by the underwriters of us and our directors and officers for certain liabilities arising under the Securities Act of 1933, as amended, or the Securities Act, the Securities Exchange Act of 1934, as amended, or the Exchange Act, or otherwise.

Item 16.	Exhibits

Incorporation by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit Number	Filing Date

1.1◆	Form of Underwriting Agreement.

4.1	Specimen Common Stock Certificate	S-8 POS	333-252232	4.1	May 21, 2021

4.2◆	Form of Specimen Preferred Stock Certificate and Certificate of Designation of Preferred Stock.

4.3*	Form of Indenture

4.4◆	Form of Debt Security

4.5◆	Form of Depositary Agreement

4.6◆	Form of Warrant Agreement

4.7◆	Form of Subscription Agreement

4.8◆	Form of Purchase Contract Agreement

4.9◆	Form of Unit Agreement

4.10◆	Form of Unit

10.1	Open Market Sale Agreement dated April 30, 2021, by and between ImmunityBio, Inc. and Jefferies LLC.	8-K	001-37507	10.1	May 3, 2021

5.1*	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1*	Consent of Independent Registered Public Accounting Firm

23.2*	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in the opinion filed as Exhibit 5.1 to this Registration Statement)

24.1*	Power of Attorney (included on the signature page to this Registration Statement)

25.1^	Form T-1 Statement of Eligibility of Trustee for Indenture under the Trust Indenture Act of 1939

107*	Filing Fee Table

◆	To be filed by amendment or as an exhibit to a Form 8-K and incorporated by reference herein.

*	Filed herewith.
^	To be filed, if applicable, in accordance with the requirements of Section 305(b)(2) of the Trust Indenture Act of 1939 and Rule 5b-3 thereunder.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for the purpose of determining liability under the Securities Act to any purchaser:

(i) each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on April 17, 2024.

IMMUNITYBIO, INC.

By:	/s/ Richard Adcock
Richard Adcock
Chief Executive Officer and President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Richard Adcock, David Sachs and Jason Liljestrom, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully for all intents and purposes as they, he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Richard Adcock Richard Adcock	Chief Executive Officer and President and Director (Principal Executive Officer)	April 17, 2024

/s/ David Sachs David Sachs	Chief Financial Officer (Principal Financial Officer)	April 17, 2024

/s/ Regan J. Lauer Regan J. Lauer	Chief Accounting Officer (Principal Accounting Officer)	April 17, 2024

/s/ Patrick Soon-Shiong Patrick Soon-Shiong	Global Chief Scientific and Medical Officer and Executive Chairman of the Board of Directors	April 17, 2024

/s/ Barry Simon Barry Simon	Chief Corporate Affairs Officer and Director	April 17, 2024

/s/ Michael Blaszyk Michael Blaszyk	Director	April 17, 2024

/s/ John Brennan John Brennan	Director	April 17, 2024

/s/ Wesley Clark Wesley Clark	Director	April 17, 2024

/s/ Cheryl Cohen Cheryl Cohen	Director	April 17, 2024

/s/ Linda Maxwell Linda Maxwell	Director	April 17, 2024

/s/ Christobel Selecky Christobel Selecky	Director	April 17, 2024